Exhibit 14.18

Golder Associates S.A.

Av. 11 de Septiembre 2353 Piso 12
Providencia, Santiago, Chile
TE.: (56-2) 233 5868
Fax.: (56-2) 334 5803
wshaw@golder.cl

14 April 2004

Companhia Vale do Rio Doce
Avenida Graça Aranha, 26
20005-900 Rio de Janeiro, RJ
Brasil

Gentlemen,

Golder Associates S.A. (“Golder Associates”) hereby consents to being named in the Annual Report on Form 20-F of Companhia Vale do Rio Doce (“CVRD”) and Vale Overseas Limited (“Vale Overseas”) for the year ended December 31, 2003 (the “2003 20-F”) in reference to Golder Associates’ review of CVRD’s mineral reserves as of December 31, 2003. Golder Associates’ also consents to the incorporation by reference of the 2003 20-F into the Registration Statement on Form F-4 of Vale Overseas (File No. 333-109610) and CVRD (File No. 333-109610-01) and the Registration Statement on Form F-3 of Vale Overseas (File No. 333-110867-01) and CVRD (File No. 333-110867), and all amendments thereto.

Yours faithfully,

GOLDER ASSOCIATES

/s/ Dr. W J Shaw
FAusIMM, CPGeo, FAIG, RPGeo.

Principal, Ore Evaluation Services